UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): June 1, 2000



                        JACK HENRY & ASSOCIATES, INC.
        (Exact name of Registrant as specified in its Charter)



     Delaware               0-14112
43-1128385
   (State or other jurisdiction             (Commission File Number)
(IRS Employer
     of Incorporation)                       Identification No.)


                663 Highway 60, P.O. Box 807, Monett, MO 65708
              (Address of principal executive offices)(zip code)


     Registrant's telephone number, including area code:   (417) 235-6652










ITEM 5.   OTHER EVENTS.

On June 1, 2000, Jack Henry & Associates, Inc., a Delaware corporation (the "Registrant"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of Sys-Tech Acquisition Corp., a Kansas corporation and wholly owned subsidiary of the Registrant ("Sub") and Big Sky Marketing, Inc., a Kansas corporation ("BSMI") with and into Sys-Tech, Inc. of Kansas, a Kansas corporation ("Sys-Tech"). The Merger was effected on June 1, 2000 (the "Effective Time"), pursuant to a Certificate of Merger (the "Certificate of Merger") filed with the Secretary of State of the State of Kansas. Upon the Effective Time of the Merger, the outstanding shares of the Common Stock, no par value, of Sys-Tech ("Sys-Tech Common Stock"), were converted into the right to receive 388,712 shares of the Common Stock, $.01 par value, of the Registrant ("Registrant Common Stock") and the outstanding shares of the Common Stock, $1.00 par value, of BSMI ("BSMI Common Stock") were converted into the right to receive 28,700 shares of the Registrant's Common Stock.

Sys-Tech Common Stock was converted by dividing $14,900,000 by the
"Pre-Announcement Average Price" of Registrant Common Stock.   BSMI
Common Stock was converted by dividing $1,100,000 by the "Pre-Announcement Average Price." The Pre-Announcement Average Price was the average of the last sale price per share of Registrant Common Stock during the five consecutive trading days prior to the public announcement of the Merger on June 2, 2000. The Pre-Announcement Average Price used to determine the amount of shares received is $38.33125.

Sys-Tech sells and services uninterruptible power supply systems and builds and maintains specialized computer facilities for its customers. Sys-Tech has provided services to the Registrant and its customers since 1989 and has been a business partner of the Registrant since 1991. As a business partner of the Registrant, Sys-Tech has provided over 700 of Registrant's community bank customers with products and services that support their computer systems facilities. In addition, Sys-Tech provides its customers with design and project management of computer facilities, data center facility management and systems monitoring. BSMI was affiliated with Sys-Tech and owns real property used in Sys-Tech's business.

The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     The following financial statements and exhibits are filed as part of this report, where indicated.

c)   Exhibits in accordance with Item 601 of Regulation S-K:

     2.1 Agreement and Plan of Merger, dated as of June 1, 2000, by and among Jack Henry and Associates, Inc., a Delaware corporation, Sys-Tech, Inc. of Kansas, a Kansas corporation, Big Sky Marketing, Inc., a Kansas corporation and Sys-Tech Acquisition Corp., a Delaware corporation.

     99.1 Company Press Release dated June 2, 2000.



                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 13, 2000                JACK HENRY & ASSOCIATES, INC.
                         (Registrant)

                    By:     /s/ Terry W. Thompson
                    Terry W. Thompson
                    Chief Financial Officer































                     AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") entered into as of this 1st day of June, 2000 by and among JACK HENRY & ASSOCIATES, INC., a Delaware corporation ("Parent"), SYS-TECH ACQUISITION CORP., a Kansas corporation and wholly-owned subsidiary of Parent ("Newco"), SYS-TECH, INC. OF KANSAS, a Kansas corporation ("SYS-TECH"), BIG SKY MARKETING, INC., a Kansas corporation ("BSMI"), and Barry Cowles, Martin Bosch, P. David Enger and Roger Ramsey (such individuals being collectively referred to herein as the "Shareholders"). SYS-TECH and BSMI are affiliated by ownership and are referred to herein together as the "Companies," and individually as a "Company."

     WHEREAS, the Boards of Directors of Parent and Newco and the Companies deem it advisable and in the best interests of their respective stockholders that Parent acquire the Companies, and such Boards of Directors have approved the merger (the "Merger") of Newco and BSMI with and into SYS-TECH upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Companies and have unanimously approved the Merger on behalf of each of the Companies; and

     WHEREAS, for federal income tax purposes, this Agreement contemplates a tax-free merger of Newco and BSMI with and into SYS-TECH in a reorganization pursuant to Section 368(a)(1)(A) and
(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the
"Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and in order to set forth the terms of the Merger, the parties hereto agree as follows.

                              ARTICLE 1.
                             DEFINITIONS

       For purposes of this Agreement, the following terms shall have the following meanings, and additional capitalized terms defined elsewhere in this Agreement shall have such meaning:

     Section (a)    An "Affiliate" of any Person means another
Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person.

     Section (b)    "BSMI Shares" means the issued and outstanding
shares of BSMI.

     Section (c)    "BSMI Stock" means the common stock, $1.00 per
share par value, of BSMI.

     Section (d)    "Disclosure Schedule" means the disclosure
schedule prepared by the Companies.

     Section (e)    "Confidential Information" means any information
concerning the businesses and affairs of the Companies or Parent and its subsidiaries, as applicable, that is not already generally available to the public.

     Section (f)    "Financial Statements" means the compiled
balance sheets and statements of income for each of the Companies for fiscal year ended September 30, 1999 and September 30, 1998, and the interim balance sheets and statements of income for each of the Companies for the seven months ended April 30, 2000.

     Section (g)    "GAAP" means generally accepted accounting
principles in the United States as in effect from time to time.

     Section (h)    "JHA Shares" shall mean the shares of common
stock, par value $.01, of Parent ("Parent Stock") which the holders of SYS-TECH Shares and BSMI Shares will receive in exchange pursuant to this Agreement.

     Section (i)    "Person" means an individual, a partnership, a
corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof), or any other form of business organization or any other entity.

     Section (j)    "Pre-Closing Average Price" means the average
closing price of JHA Shares, as reported on the NASDAQ National
Market System by the Wall Street Journal, for the five (5) consecutive trading days ending on the second day prior to the Closing Date.

     Section (k)    "Sys-Tech Shares" means issued and outstanding
shares of SYS-TECH Stock.

     Section (l)    "Sys-Tech Stock" means the common stock, no par
value, of SYS-TECH.

     Section (m)    "Subsidiary" means any corporation or other
entity with respect to which either of the Companies (or any Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                              ARTICLE 2.
                                MERGER

     Section (a)    The Merger.  At the Effective Time (as
hereinafter defined in Section 2.2 hereof), Newco and BSMI shall be merged with and into SYS-TECH on the terms and conditions hereinafter set forth as permitted by and in accordance with the Kansas Corporation Code. Thereupon, the separate existence of Newco and BSMI shall cease, and SYS-TECH, as the surviving corporation ("Surviving Corporation"), shall continue to exist as a wholly owned subsidiary of Parent and shall be governed by the Kansas Corporation Code.

     Section (b)    Effective Time.  The Merger shall become
effective immediately upon the later of the filing of the Certificate of Merger ("Certificate of Merger") with the Secretary of State of the State of Kansas or such other time or date as the parties hereto may agree (the "Effective Time"). The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of the Companies or Newco in order to carry out and effectuate the transactions contemplated by this Agreement.

     Section (c)    The Closing.  The closing of the transactions
contemplated by this Agreement (the "Closing") shall take place at the offices of Shughart Thomson & Kilroy, P.C., 120 West 12th Street, Kansas City, Missouri, commencing at 6:00 p.m. on June 1, 2000, or, if later, following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other place or time and date as the parties may mutually determine (the "Closing Date").

     Section (d)    Effects of the Merger.  The Merger shall have
the effects set forth in this Agreement and in the applicable provisions of the Kansas Corporation Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of SYS-TECH, BSMI and Newco shall vest in the Surviving Corporation, and all liabilities of SYS-TECH, BSMI and Newco shall become the liabilities of the Surviving Corporation.

                              ARTICLE 3.
                      THE SURVIVING CORPORATION

     Section (a)    Certificate of Incorporation. At the Effective
Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to be in the form set forth in Exhibit A, until thereafter changed or amended in accordance with the provisions thereof and applicable law.

     Section (b)    Bylaws. At the Effective Time, the Bylaws of the
Surviving Corporation shall be amended to be in the form set forth in Exhibit B, until thereafter changed or amended in accordance with the provisions thereof and applicable law.

     Section (c)    Directors.  From and after the Effective Time,
the members of the Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Newco (as constituted immediately prior to the Effective Time).

     Section (d)    Officers.  From and after the Effective Time,
the officers of the Surviving Corporation shall consist of the officers of Newco, as constituted immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

                              ARTICLE 4.
                   CONVERSION OF SHARES AND OPTIONS

     Section (a)    Conversion of Company Common Stock.  At and as
of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Newco, SYS-TECH, BSMI or any holder of any securities thereof:

               (i) All SYS-TECH Shares in the aggregate shall be converted into the right to receive such number of shares of Parent Stock as is determined by dividing the sum of $14,900,000 by the Pre-Closing Average Price.

               (ii) All BSMI Shares in the aggregate shall be converted into the right to receive such number of shares of Parent Stock as is determined by dividing the sum of $1,100,000 by the Pre-Closing Average Price.

The JHA Shares resulting from such conversions shall be distributed pro-rata to the holders of the SYS-TECH Shares and the holders of BSMI Shares, and all JHA Shares amounts shall be rounded to the nearest share. No SYS-TECH Share or BSMI Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 4.1 after the Effective Time, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except to receive the shares of Parent Stock.


























     Section (b)    Procedure for Payment.  The JHA Share will be
delivered at Closing upon presentation and surrender of certificates for SYS-TECH Shares and BSMI Shares.

     Section (c)    Conversion of Newco Stock.  Each issued and
outstanding share of capital stock of Newco shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01, of the Surviving Corporation.

     Section (d)    Closing of Transfer Records.  At and after the
Effective Time, transfers of SYS-TECH Shares and BSMI Shares outstanding immediately prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

     Section (e)    JHA Shares.  In connection with the payment of
the merger consideration in JHA Shares, the Shareholders hereby represent and warrant that their purchases of JHA Shares are for investment purposes and not for resale. The Shareholders agree not to sell, transfer or encumber any of such JHA Shares in contravention of the legends which will be placed on all such stock certificates. Parent has informed the Shareholders that the JHA Shares will not be registered under the Securities Act of 1933 (the "Securities Act") and the applicable state securities or blue sky law or laws. Parent agrees to file all reports and other information required to be filed by Parent under the Securities Act or the Securities Exchange Act of 1934 so that the Shareholders can avail themselves of Rule 144 under the Securities Act. The Shareholders represent and warrant to Parent that they are familiar with the business of Parent and have the necessary knowledge and experience in business and financial matters in order to be capable of evaluating the merits and risks of purchasing JHA Shares and making an informed investment decision with respect thereto. The Shareholders have had the opportunity to ask questions, review publicly available information and to inquire further of the Parent regarding all other matters deemed necessary.

     Section (f)    Restrictive Legends. The Shareholders agree that
the certificates representing the JHA Shares received as consideration hereunder may have appropriate orders restricting transfer placed against them on the records of the transfer agent, and may have placed upon them the following legend:

     "THE SHARES REPRESENTED HEREBY WERE ACQUIRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAW, BUT PURSUANT TO EXEMPTIONS FROM SAID REGISTRATION. THESE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SAID REGISTRATION, OR THE AVAILABILITY OF EXEMPTIONS THEREFROM. FURTHERMORE, NO OFFER, SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL TAKE PLACE WITHOUT SUBMITTING TO THE COMPANY EVIDENCE ACCEPTABLE TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH TRANSACTION DOES NOT VIOLATE THE RESTRICTIONS SET FORTH HEREIN.
      THE COMPANY'S TRANSFER AGENT HAS BEEN INSTRUCTED TO EFFECT TRANSFERS OF THESE SHARES ONLY IN ACCORDANCE WITH THESE RESTRICTIONS."

The Shareholders agree not to attempt any transfer of the JHA Shares without first complying with the substance of the foregoing legend.

                              ARTICLE 5.
                  REPRESENTATIONS AND WARRANTIES OF
                    THE COMPANIES AND SHAREHOLDERS

     The Companies and the Shareholders represent and warrant to Parent and Newco that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     Section (a)    Organization, Qualification, and Corporate
Power. Each of the Companies is a corporation duly organized, validly existing, and in good standing under the laws of Kansas. Each is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect. Each Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     Section (b)    Capitalization.  The entire authorized capital
stock of SYS-TECH consists of 10,000 SYS-TECH Shares, 8,000 of which are issued and outstanding. The entire authorized capital stock of BSMI consists of 20,000 BSMI Shares, 1,332 of which are issued and outstanding. All of the issued and outstanding SYS-TECH Shares and BSMI Shares are duly authorized and are validly issued, fully paid, and nonassessable. All of the issued and outstanding SYS-TECH shares and BSMI Shares are held of record by the Shareholders. There are no outstanding or authorized shares, options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require either of the Companies to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Companies.

     Section (c)    Subsidiaries.  The Companies have no subsidiaries.

     Section (d)    Authorization of Transaction.  The Companies
have full corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Companies, enforceable against the Companies in accordance with its terms and conditions. The Boards of Directors and Shareholders of each of the Companies have approved this Merger Agreement and have declared the advisability of the Merger Agreement and the Merger.

     Section (e)    Noncontravention.  Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either of the Companies is subject or any provision of the charter or bylaws of either of the Companies or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest or lien upon any of its assets).
 Neither of the Companies needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

     Section (f)    Financial Statements.  The Financial Statements
have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except for the omission of footnotes and the statement of cash flows required by
GAAP) and fairly present in all material respects the financial condition of the Companies as of the indicated dates and the results of operations of the Companies for the indicated periods, are correct and complete in all material respects, and are consistent with prior accounting policies and with the books and records of the Companies; provided, however, that the interim statements are subject to normal year-end adjustments.

     Section (g)    Events Subsequent.  Since the dates of the most
recent interim Financial Statements, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Companies.

     Section (h)    Properties.  (a) SYS-TECH does not own of record
any real property; (b) BSMI does own of record real property described in Section 5.8 of the Disclosure Schedule (the "BSMI Property"), subject only to those liens and encumbrances set forth in Section 5.8 of the Disclosure Schedule, and (c) all material real property leases of the Companies are in good standing, valid and effective in accordance with their respective terms, and neither of the Companies are in default under any of such leases (collectively and individually the "Leases"). The BSMI Property and the property demised to the Companies under the Leases are sometimes hereinafter collectively referred to as the "Properties." No portion of the Properties are leased or subleased to any third parties.

     Section (i)    Environmental Conditions.  Except as permitted
by applicable Environmental Laws, no Hazardous Substances are present in, on or under the Properties, and there is no present Release or threatened Release of any Hazardous Substances in, on or under the Properties; the Properties or any part thereof has never been used by the Companies and the Companies have never permitted any party to use the Properties or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances in violation of Environmental Laws; no underground or above ground storage tanks are or were located in, on, under or about the Properties; the Properties and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply with all applicable Environmental Laws, and neither the Companies nor any person using or occupying the Properties or any part thereof is violating any Environmental Laws; and no claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release of any Hazardous Substances in, on or under the Properties or any past or present violation of any Environmental Laws at the Properties has been made or commenced or is pending against the Companies or is threatened or contemplated by any party.
 For purposes hereof, "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules and regulations enacted or in force as of the date of this Agreement, and all federal and state court decisions, consent decrees and orders entered prior to the date of this Agreement interpreting or enforcing any of the foregoing, in anyway relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section6901 et seq., and the Clean Water Act, 33 U.S.C. Section 1251 et seq. For purposes hereof "Hazardous Substances" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws. For purposes hereof "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaking, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

     Section (j)    Agreements, Contracts and Commitments. Neither
of the Companies has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any agreement, contract or commitment in such a manner as, individually or in the aggregate, would have a material adverse effect, financially or otherwise, on the Companies. Each material contract of the Companies that has not expired by its terms is in full force and effect and enforceable against the parties thereto in accordance with its terms.

     Section (k)    Employee Benefit Plans; ERISA.  Section 5.11 of
the Disclosure Schedule identifies each employee pension, retirement, profit sharing, bonus, incentive, deferred compensation, hospitalization, medical, dental, vacation, insurance, sick pay, disability, severance or other plan, fund, program, policy, contract or arrangement providing employee benefits maintained, promised or contributed to by either of the Companies, whether created in writing, through an employee manual or similar document or orally (the "Plans"). Neither Company has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan. Section 5.11 of the Disclosure Schedule sets forth all liabilities, obligations and commitments of either of the Companies, whether legally binding or not, to make any contributions to any Plan or payments to any employee or any other Person (other than payments being made on claims under health plans) with respect to any of the Plans as of the date hereof. Except as set forth in Section 5.11 of the Disclosure Schedule: (a) all such Plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder ("ERISA") comply in all material respects with ERISA and the Internal Revenue Code, (b) all contributions to or payments under such Plans that were due and payable by either Company on or before the date hereof have been made, and (c) neither of the Companies sponsors, maintains or contributes to any Plan which is subject to Title IV of ERISA, or has terminated or withdrawn from any such Plan.
     Section (l)    Proprietary Rights.

          (i) The Companies own or are licensed to use all copyrights, know-how, patents, trademarks and trade secrets
     (collectively, the "Proprietary Rights") necessary for the operation of their businesses as now conducted.

          (ii) Neither of the Companies has entered into any agreement that limits or restricts its right to use, copy, modify, prepare derivatives of, sublicense, distribute and otherwise market, severally or together, the Proprietary Rights they own. There are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Proprietary Rights with any current or past employee of either of the Companies, or with any independent sales person, distributor, sublicensee or other remarketer or sales organization. The Companies' present use, copying, modification, preparation of derivatives of, sublicensing, distribution or other marketing of the Proprietary Rights does not infringe any intellectual property right of any Person.

          (iii) Each Person who has participated in or contributed to the development of the Proprietary Rights has either: (a) so contributed or participated as an employee of either Company within the scope of his or her employment obligations, or (b) contributed or participated as an independent contractor pursuant to a valid and binding agreement which specifically assigns all copyrights to either Company.

          (iv) The Companies have taken efforts that are reasonable under the circumstances to prevent the unauthorized disclosure to other Persons of such portions of their trade secrets as would enable any such other Person to compete with the Companies within the scope of their businesses as now conducted.

          (v) The Companies do not use any trademark in connection with their businesses in any material way and have no registered trademark.

          (vi) No claim has been asserted against either of the Companies by any other Person: (a) that such Person has any right, title or interest in or to any of the Proprietary Rights, (b) that such Person has the right to use any of the Subsidiaries' Proprietary Rights, (c) to the effect that any past, present or projected act or omission by either of the Companies infringes any rights of such Person to any Proprietary Rights, or (d) that challenges the Companies' right to use any Proprietary Rights.

     Section (m)    Labor Matters.  Neither of the Companies is  a
party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Companies, threatened against either of the Companies. To the knowledge of the companies, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of either of the Companies.

     Section (n)    Undisclosed Liabilities.  Neither of the
Companies has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (a) liabilities set forth on the face of the balance sheet dated as of April 30, 2000 (or in the notes thereto), (b) liabilities which have arisen after April 30, 2000 in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (c) liabilities specifically described in this Agreement or in the Disclosure Schedule.

     Section (o)    Litigation.  As of the date hereof  (a) there is
no suit, claim, action, proceeding, at law or in equity, or investigation pending or, to the knowledge of the Companies, threatened against either of the Companies before any court or other governmental entity, and (b) neither of the Companies is subject to any outstanding order, writ, judgment, injunction, decree or arbitration order or award. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Companies, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

     Section (p)    Taxes.

               (i) All federal, state and local tax returns required to be filed by the Companies on or prior to the date hereof have been filed; (ii) all Taxes and assessments including, without limitation, estimated tax payments, excise, unemployment, social security, occupation, franchise, property, sales and use taxes, and all penalties or interest in respect thereof now or heretofore due and payable by or with respect to the Companies have been paid; (iii) all federal, state and local withholdings of the Companies including, without limitation, withholding taxes, social security, and any similar taxes, have been withheld and paid over as required by law; and
     (iv) no extension with any taxing authority concerning any tax liability of or with respect to either of the Companies is currently outstanding.

               (ii) There are no tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any of the assets, properties or business of the Companies (except for liens for property taxes not yet due and payable).

For purposes of this Agreement, "Taxes" shall mean all federal, state, local, foreign income, property, sales, excise, employment, payroll, franchise, withholding and other taxes, tariffs, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

     Section (q)    Brokers' Fees.  Neither of the Companies has any
liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section (r)    Compliance with Laws.  Each of the Companies has
complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failure to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect, financial or otherwise, on the Companies.

     Section (s)    Tax and Accounting Matters.  Neither of the
Companies nor any of their Affiliates has taken or agreed to take any action, and neither of the Companies has knowledge of any circumstances that (a) would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code or
(b) would prevent the Merger from being accounted for as a pooling of interests under the requirements of Opinion No. 16 of the American Institute of Certified Public Accounts ("AICPA"), as amended by the Statements of Financial Accounting Standards Board (the "SFAS Board") and the related interpretations of the AICPA, the SFAS Board, and the rules and regulations of the SEC.

                              ARTICLE 6.
          REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

     Parent and Newco represent and warrant to Company and the Shareholders that the statements contained in this Article VI are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     Section (a)    Organization.  Each of Parent and Newco is a
corporation duly organized, validly existing, and in good standing under the laws of the states of their respective organization. Parent has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     Section (b)    Capitalization. The entire authorized capital
stock of Parent consists of (a) 50,000,000 shares of Common Stock and 500,000 shares of Preferred Stock, of which no shares of Preferred Stock are issued and outstanding, and, as of April 30, 2000, 40,728,202 shares of Common Stock were issued and outstanding.
 All of the JHA Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

     Section (c)    Authorization of Transaction. Each of Parent and
Newco has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Parent and Newco, enforceable in accordance with its terms and conditions. No approval of this Agreement or the Merger by Parent's security holders is required.

     Section (d)    Noncontravention.  Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parent or Newco is subject or any provision of the charter or bylaws of Parent or Newco, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Parent or Newco is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect.

     Section (e)    Brokers' Fees.  Neither Parent nor Newco has any
liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Companies or the Shareholders could become liable or obligated.

     Section (f)    SEC Reports.  Parent has made all filings with
the Securities and Exchange Commission that it has been required to make under the Securities and Exchange Act. None of the reports contained in such filings, as of their respective dates (or if amended or superseded by subsequent filing, on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent contained in such filings and reports were prepared in accordance with GAAP applied on a consistent basis through the periods covered thereby (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and present fairly the financial condition of Parent as of the indicated dates and the results of operations of Parent for the indicated periods and are correct and complete in all material respects. Since the date of Parent's Form 10-Q for the quarter ended March 31, 2000, there has not been any material adverse change in the business, financial condition, results of operations or future prospects of Parent.

     Section (g) Litigation. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

     Section (h)    Tax and Accounting Matters.  Neither Parent, nor
its subsidiaries nor any of its Affiliates has taken or agreed to take any action, and Parent does not have Knowledge of any circumstances relating to Parent or its subsidiaries or any of its Affiliates that (a) would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code or
(b) would prevent the Merger from being accounted for as a pooling of interests under the requirements of Opinion No. 16 of the AICPA, as amended by the SFAS Board and the related interpretations of the AICPA, the SFAS Board, and the rules and regulations of the SEC.

     Section (i)    Ownership of Newco; No Prior Activities.  Newco
was formed solely for the purpose of engaging in the Merger, and is wholly owned by Parent. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the Merger and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Newco has not and will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     Section (j)    Issuance of JHA Shares.  The JHA Shares to be
issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Parent's Certificate of Incorporation or Bylaws or any agreement to which Parent is a party or by which Parent is bound.

                              ARTICLE 7.
                         ADDITIONAL COVENANTS

     The parties agree as follows with respect to the period from and after the execution of this Agreement:

     Section (a)    General.  Each of the parties will use its best
efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

     Section (b)    Notices and Consents.  Each of the parties
hereto will give any notices to third parties, and will use its best efforts to obtain any third party consent, that any other party may reasonably request.

     Section (c)    Pooling of Interests.  Each of the parties
hereto will use their best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of the parties shall use their best efforts to not take any action and to cause its respective Affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

     Section (d)    Tax-Free Reorganization. Each of the parties
hereto will use their best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. Parent shall file, and shall cause its Affiliates (including the Surviving Corporation) to, file all tax returns in a manner that is consistent with the intended treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Section (e)    Operation of Business.  The Companies will not,
without the consent of Parent, engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, neither of the Companies will:

               (i) authorize or effect any change in its charter or bylaws;

               (ii) grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

               (iii) declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

               (iv) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

               (v) impose any security interest or lien upon any of its assets;

               (vi) make any capital investment in, make any loan to, or acquire the securities or assets of any other Person; or

               (vii) make any change in employment terms for any of its directors, officers, and employees.

     Section (f)    Full Access and Confidentiality. The Companies
shall afford to the Parent and to the Parent's financial advisors, legal counsel, accountants, consultants and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of their books, records, properties, plans and personnel and, during such period, each shall furnish promptly all information as Parent may reasonably request, provided that no investigation pursuant to this Section 7.6 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.
Each party shall hold in confidence all Confidential Information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. The confidentiality obligations of the parties hereto shall be terminated regarding any Confidential Information obtained or acquired if (a) such Confidential Information becomes known to the public generally through no fault of the receiving party, (b) disclosure is required by law or the order of any governmental authority, or (c) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party; provided, that prior to disclosing any information pursuant to clause (a), (b) or (c), such party shall, if possible, give prior written notice thereof to the other party to provide the other party with the opportunity to contest such disclosure.

     Section (g)    Notice of Developments.  Each party will give
prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Article V and VI above. No disclosure by any party pursuant to this Section 7.7, however, shall be deemed to amend or supplement the Disclosure Schedule.

     Section (h)    Exclusivity.  The Companies and the Shareholders
agree that (a) neither the Companies nor the Shareholders shall, and that it and they will cause their respective directors, officers, employees, agents and representatives not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, engage in negotiations concerning, provide any Confidential Information or data to or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or the major portion of the assets of, or any equity interest in either of the Companies, other than the Merger, and (b) that such parties will promptly notify Parent immediately in writing if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Companies.

     Section (i)    Expenses.  Whether or not the Merger is
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     Section (j)    Governmental Approvals.  The parties shall use
their reasonable best efforts to (a) take, or cause to be taken, all appropriate action necessary, proper or advisable under applicable law or required to be taken by any governmental entity or otherwise to consummate and make effective the Merger as promptly as practicable, (b) obtain from any governmental entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, and (c) furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with this Agreement and the Merger.

     Section (k)    Public Announcements.  Parent and the Companies
shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

     Section (l)    Release of Guaranties.  Parent shall use its
best efforts to cause Valley View State Bank to release the Shareholders from any liability or obligation under their guaranties of Company indebtedness, from and after the Closing Date. If Parent is unable to obtain the release of said guaranties, then it shall indemnify and hold the Shareholders harmless from any liability thereunder.



                              ARTICLE 8.
                 CONDITIONS TO OBLIGATIONS TO CLOSE

     Section (a)    Conditions to Obligation of Parent and Newco.
The obligation of Parent and Newco to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) The Companies shall have procured all third party consents reasonably requested by Parent pursuant to
     Section 7.2;

               (ii) the representations and warranties of the Companies and the Shareholders set forth in Article V above shall be true and correct in all material respects at and as of the Closing Date;

               (iii) The Companies and the Shareholders shall have performed and complied in all material respects with all of their covenants hereunder through the Closing;

               (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement, cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or adversely affect the right of the Surviving Corporation to own its assets and to operate its business;

               (v) no governmental entity shall have issued, enacted, promulgated, enforced or entered any order, stay, decree, judgment, injunction, rule, regulation or statute which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;


               (vi) Parent shall have received the resignations, effective as of the Closing, of each director and officer of each of the Companies; and

               (vii) Parent shall have received an opinion of counsel in form reasonably acceptable to it, regarding the Companies and the due authorization of the Merger.

     Section (b)    Conditions to Obligation of the Companies. The
obligation of the Companies and the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:


               (i) the representations and warranties of Parent and Newco set forth in Article VI above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) Parent and Newco shall have performed and complied in all material respects with all of their covenants hereunder through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement, cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or affect adversely the right of the Surviving Corporation to own its he assets and to operate its business; and

               (iv) no governmental entity shall have issued, enacted, promulgated, enforced or entered any order, stay, decree, judgment, injunction, rule, regulation or statute which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.



                              ARTICLE 9.
                             TERMINATION

     Section (a)    Termination of Agreement.  Either Parent or the
Companies may terminate this Agreement as provided below:

               (i) this Agreement may be terminated by mutual written consent of Parent and the Companies at any time prior to the Effective Time;

               (ii) Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Effective Time (a) in the event that either of the Companies or the Shareholders have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, or (b) if the Closing shall not have occurred on or before July 15, 2000 (unless the failure to close results primarily from Parent or Newco breaching any representation, warranty, or covenant contained in this Agreement);

               (iii) The Companies may terminate this Agreement by giving joint written notice to Parent at any time prior to the Effective Time (a) in the event Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, or (b) if the Closing shall not have occurred on or before July 15, 2000 (unless the failure to close results primarily either of the Companies breaching any representation, warranty, or covenant contained in this Agreement);

               (iv) either of the Companies or Parent may terminate this Agreement by giving written notice to the other if there shall be a final nonappealable order in effect preventing consummation of the Merger, or there shall be any action taken, or any governmental entity shall have issued, enacted, promulgated, enforced or entered any order, stay, decree, judgment, injunction, statute, law, rule or regulation deemed applicable to the Merger that would make consummation of the Merger illegal; or

               (v)  subject to the parties' obligations under
     Section 7.3, either of the Companies or Parent may terminate this Agreement by giving written notice to the other that such party is in receipt of opinions of counsel or of their accountants to the effect that the Merger is not reasonably likely to qualify for pooling of interests accounting.

     Section (b)    Effect of Termination. If this Agreement is
terminated pursuant to Section 9.1. all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that the confidentiality provisions contained in Section 7.6 shall survive any such termination.

                             ARTICLE 10.
                                   MISCELLANEOUS

     Section (a)    Survival of Representations; Indemnification.

          (i) All representations, warranties, covenants and agreements made by the parties to this Agreement or pursuant hereto shall survive the Closing; provided, however, that the representations and warranties of the parties shall survive only for a period of two (2) years following the Closing Date; and provided further, however, that all claims made by virtue of such representations, warranties and agreements must be made within two (2) years following the Closing Date and shall be made under and subject to, all other limitations set forth in this Section 10.1.

          (ii) (a) Subject to the limitations, conditions, and provisions set forth herein, the Shareholders agree to indemnify, defend and hold harmless Parent and the Companies or any Affiliate thereof from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses asserted against or incurred by Parent or the Companies or any Affiliate thereof ("Parent Loss") resulting from a breach of any covenant, agreement, representation or warranty of the Companies or the Shareholders contained in this Agreement, to the extent such Parent Loss or any portion thereof is not covered by an existing policy of insurance or bond held by or for the benefit of Parent or the Companies (collectively, "Uninsured Parent Damages"). With respect to Parent Loss claims covered by an insurance policy or bond, Parent shall promptly tender any such claims to each respective insurance company from whom a policy of insurance is held, or bonding company form whom a bond is held, which policy provides coverage for such claims.

          (b) The obligations and liabilities of the Shareholders under this Section 10.1.2 with respect to claims for Uninsured Parent Damages resulting from the assertion of liability by third parties ("Parent Claims") shall be subject to the following terms and conditions:

               (i) Within 20 days after receiving notice thereof, Parent will give the Shareholders notice of any Parent Claims. The Shareholders may undertake the defense thereof by counsel of their own choosing. Parent may, by counsel, participate in such proceedings, negotiations or defense at its own expense, but the Shareholders shall retain control over such litigation. In all such cases, Parent will give reasonable assistance to the Shareholders.

               (ii) In the event that, within 20 days after notice of any such Parent Claim, the Shareholders fail to notify Parent of their intention to defend, Parent will have the right to undertake the defense, compromise or to participate in such proceedings, negotiations or defense at any time at its own expense. Parent shall not settle any such Parent Claim without the consent of the Shareholders, which consent shall not be unreasonably withheld.

               (iii) In the event a Parent Claim has been tendered to any insurance or bonding company, and such tender has been rejected, and the Shareholders are thereafter required to indemnify Parent against such Parent Claim(s), Parent's rights against such insurance and/or bonding company or companies rejecting such tender shall thereafter be subrogated and assigned to the Shareholders.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the Shareholders shall not have liability under this Section 10.1.2 unless and until Uninsured Parent Damages exceed $25,000 in the aggregate. The Shareholders' aggregate liability for all Uninsured Parent Damages shall not exceed the sum of $1,400,000.

      (iii) (a) The Parent agrees to indemnify, defend and hold harmless the Shareholders from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses asserted against or incurred by Shareholders resulting from the failure of the Companies to pay any amount or perform any obligation to the extent such payment or obligation accrues after the Closing Date, and/or any of the liabilities as reflected on the Financial Statements or resulting from a breach of any covenant, agreement, representation or warranty of Parent or Newco contained in this Agreement (collectively, "Shareholders Damages").

          (b) Conditions of Indemnification. The obligations and liabilities of the Parent under this Section 10.1.3 with respect to claims for Shareholders Damages resulting from the assertion of liability by third parties ("Shareholders Claims") shall be subject to the following terms and conditions:

               (i) Within 20 days after receiving notice thereof, Shareholders will give the Parent notice of any Shareholder Claims. The Parent may undertake the defense thereof by counsel of its own choosing. The Shareholders may, by counsel, jointly participate in such proceedings, negotiations or defense at their own expense, but Parent shall retain control over such litigation. In all such cases, Shareholders will give reasonable assistance to Parent.

               (ii) In the event that, within 20 days after notice of any such Shareholders Claim, the Parent fails to notify the Shareholders of its intention to defend, the Shareholders will have the right to jointly undertake the defense, compromise or to participate in such proceedings, negotiations or defense at any time at their own expense. The Shareholders shall not settle any such Shareholders Claim without the consent of the Parent, which consent shall not be unreasonably withheld.

          (iv) The Shareholders jointly appoint Roger Ramsey to serve as their agent for purposes of receiving notice and taking all actions with regard to Parent Claims and Shareholders Claims. Parent shall be entitled to rely upon any actions taken or notices received from such person as the duly authorized action of all of the Shareholders.

     Section (b)    Press Releases and Public Announcements. No
party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that Parent may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case it will use its reasonable best efforts to advise the other parties prior to making the disclosure).

     Section (c)    No Third Party Beneficiaries. This Agreement
shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     Section (d)    Entire Agreement. Other than the Confidentiality
Agreement between Companies and Parent dated January 21, 2000, this Agreement, including the Exhibits and Schedules attached hereto, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement or such other documents, and no party hereto shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

     Section (e)    Succession and Assignment. This Agreement shall
be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     Section (f)    Counterparts.  This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section (g)    Headings.  The section headings contained in
this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section (h)    Notices.  All notices, requests, demands,
claims, and other communications hereunder shall be in writing and shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Companies:            with a copy to:

     Sys-Tech, Inc. of Kansas         Morrison & Hecker, L.L.P.
     23001 W. 81st Street             2600 Grand Avenue
     Shawnee, Kansas  66227           Kansas City, Missouri
     FAX:  913-422-3237         64108
     Attn:  Roger Ramsey              FAX:  816-474-4208
                                      Attn:  Joseph C. Benage

     If to Parent or Newco:          with a copy to:

     Jack Henry & Associates,         Shughart Thomson &
Inc.                            Kilroy, P.C.
     663 Highway 60                   12 Wyandotte Plaza
     P.O. Box 807                     120 W. 12th Street
     Monett, Missouri  65708          Kansas City, Missouri
          FAX:  417-235-1765
          Attn: Michael E.
Henry, President


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     Section (i)    Governing Law.  This Agreement shall be governed
by and construed in accordance with the domestic laws of the State of Kansas without giving effect to any choice or conflict of law provision or rule (whether of the State of Kansas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Kansas.

     Section (j) Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless signed by the party to be charged with such waiver. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section (l) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     Section (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Inclusion of information in any Schedule to this Agreement does not constitute an admission or acknowledgment of the materiality of such information. To the extent that any information included in any Section of any Schedule provided by a party hereto applies or pertains to any other Section of such Schedule, such information shall be deemed to be incorporated by reference in all Sections of such Schedule to which such information is applicable.

     Section (n) Cooperation. Parent, Newco and the Companies shall each deliver or cause to be delivered to the other at the Closing, and at such times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of effectuating this Agreement.

     Section (o) Submission to Jurisdiction. Each of the parties hereto irrevocably (a) consents to submit itself to the personal jurisdiction of federal court in Kansas City, Kansas or any Kansas state court located in Johnson County, Kansas in the event that any dispute arises out of this Agreement or of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action related to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court in the State of Kansas or a Kansas state court.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      JACK HENRY & ASSOCIATES, INC.


                                      By:
                                      Title:


                                      SYS-TECH ACQUISITION CORP.

                                      By:
                                      Title:


                                      SYS-TECH, INC. OF KANSAS

                                      By:
                                      Title:

                                      BIG SKY MARKETING, INC.


                                      By:_____________________________


                              Title:_____________________________

                                      THE SHAREHOLDERS


                                      _________________________________
                                      Barry Cowles

                                      _________________________________
                                      Martin Bosch


                                      ________________________________
                                      P. David Enger

                                      _________________________________
                                      Roger Ramsey

FOR IMMEDIATE RELEASE

Company:      Jack Henry & Associates, Inc.
              663 Highway 60
              Monett, MO  65708



ANALYST CONTACT: Terry W. Thompson         IR CONTACT:  Becky Pendleton Reid
                 Chief Financial Officer                Len Cereghino & Co.
                 (417) 235-6652                         (206) 448-1996

                JACK HENRY & ASSOCIATES ACQUIRES
                   SYS-TECH, INC.;
            ADDS UPS SYSTEMS CAPABILITIES
                Monett, MO and Shawnee, KS  -- June
                2, 2000.  Jack Henry & Associates
                (Nasdaq: JKHY) today announced it
                has purchased  Sys-Tech, Inc.,
                providers of uninterruptible power
                supply (UPS) systems and specialists
                in building and maintaining computer
                facilities.  Sys-Tech has provided
                services to JKHY and its customers
                since 1989 and has been a JKHY
                Business Partner since 1991.  The
                $16 million stock transaction will
                be accounted for as a pooling of
                interests.

                Headquartered in Shawnee, Kansas,
                privately held Sys-Tech posted
                revenues of $10 million in 1999 and
                generated attractive profit margins
                before payment of owner bonuses.  As
                a Jack Henry Business Partner,
                Sys-Tech has provided over 700 of
                JKHY's community bank customers with
                mission critical products and
                services that support their computer
                systems and facilities.  Sys-Tech's
                UPS systems ensure computer system
                reliability and stability in the
                event of power failure.  In
                addition, Sys-Tech provides its
                customers with design and project
                management services of computer
                facilities, data center facility
                management and systems monitoring.

                "Over the past 10 years, we have
                relied on Sys-Tech to supply our
                customers with the products and
                services that ensure dependable
                'uptime' for our real-time banking
                applications.  Sys-Tech's UPS
                capabilities, as well as their
                experience in designing and building
                computer facilities, provide the
                foundation for reliable and
                efficient systems for our customers
                and for Jack Henry.  Sys-Tech built
                our first computer room in Monett in
                1986.  Over the past 14 years, they
                have provided exceptional technical
                expertise and quality customer
                service for all our facilities,"
                said Michael E. Henry, Chairman and
                CEO of Jack Henry. "With this
                acquisition, we will enhance our
                ability to support the technical
                needs of the banking marketplace by
                offering a more complete solution
                for their processing needs."

                "We are very excited to join the
                Jack Henry & Associates family,"
                stated Roger Ramsey, President of
                Sys-Tech, Inc.  "We've worked as an
                integral part of Jack Henry's
                activities and see this transition
                as a natural progression for our
                company.  Jack Henry & Associates
                provides a national presence and
                resources for expanding our
                business, primarily in the financial
                services sector, but also to a wide
                variety of public and private
                organizations that require reliable
                support for their high-tech
                facilities."

                "Sys-Tech has proven its ability to
                provide mission critical facilities
                services from the beginning of a
                project through its entire life,"
                commented Michael R. Wallace, Jack
                Henry's President.  "We are very
                pleased to bring their services
                in-house for our benefit and for our
                customers, and expect this
                transaction to be accretive to
                earnings in our next fiscal year."
                Sys-Tech currently employs 16 people
                and will continue to operate out of
                its Shawnee, Kansas location, as a
                division of Jack Henry & Associates.


                Jack Henry & Associates, Inc.
                provides integrated computer systems
                and ATM networking products for
                banks and credit unions. Jack Henry
                markets and supports its systems
                throughout the United States serving
                millions of customers nationwide.
                Following the closing of the Symitar
                Systems, Inc. transaction, Jack
                Henry will have over 2,850 financial
                institution clients.  For additional
                information on Jack Henry, visit the
                company's web site at
                www.jackhenry.com.

                Statements made in this news release
                that are not historical facts are
                forward-looking information.  Actual
                results may differ materially from
                those projected in any
                forward-looking information.
                Specifically, there are a number of
                important factors that could cause
                actual results to differ materially
                from those anticipated by any
                forward-looking information.
                Additional information on these and
                other factors which could affect the
                Company's financial results are
                included in its Securities and
                Exchange Commission (SEC) filings on
                Form 10-K, and these statements
                should be reviewed by potential
                investors.  Finally, there may be
                other factors not mentioned above or
                included in the Company's SEC
                filings that may cause actual
                results to differ materially from
                any forward-looking information.
                       -thirty-